SUPPLEMENTAL OPERATING & FINANCIAL DATA Q2 2023 An S&P 500 company S&P 500 Dividend Aristocrats® index member Exhibit 99.2

Q2 2023 Supplemental Operating & Financial Data 2 Table of Contents Corporate Overview 3 Financial Summary Consolidated Statements of Income 4 Funds From Operations (FFO) and Normalized Funds From Operations (Normalized FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Senior Unsecured Notes and Bonds 9 Debt Maturities 10 Capitalization & Financial Ratios 11 Adjusted EBITDAre & Coverage Ratios 12 Debt Covenants 13 Transaction Summary Investment Summary 14 Disposition Summary 15 Development Pipeline 16 Real Estate Portfolio Summary Client Diversification 17 Top 10 Industries 18 Industry Diversification 19 Geographic Diversification 21 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 Earnings Guidance 28 Analyst Coverage 29 Glossary 30 This Supplemental Operating & Financial Data should be read in connection with the company's earnings press release for the three and six months ended June 30, 2023, (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on August 2, 2023) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Realty Income is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the clients or of their products or services pictured or mentioned. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of their respective companies.

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index. We invest in people and places to deliver dependable monthly dividends that increase over time. For over 54 years, we have been acquiring and managing freestanding commercial real estate that generates rental revenue under long-term net lease agreements and supports our monthly dividend.

Portfolio Overview

As of June 30, 2023, we owned or held interests in 13,118 properties, with approximately 255.5 million square feet of leasable space. Our properties are leased to 1,303 different clients doing business in 85 industries. Also as of June 30, 2023, approximately 82.5% of our total portfolio annualized contractual rent[(1)] was generated from retail properties, 13.1% from industrial properties, 2.7% from a gaming property, and the remaining 1.7% from other property types. Our physical occupancy as of June 30, 2023 was 99.0%, with a weighted average remaining lease term of approximately 9.6 years. Total portfolio annualized contractual rent on our leases as of June 30, 2023 was $3.76 billion[(2)].

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol "O" (in thousands, except per share amount).

		June 30, 2023
Closing price	$	59.79
Shares and units outstanding		710,568
Market value of common equity	$	42,484,861
Total market capitalization	$	62,023,327

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

One Team Senior Management

Neil M. Abraham, EVP, Chief Strategy Officer, Realty Income International - President
Michelle Bushore, EVP, Chief Legal Officer, General Counsel and Secretary
Mark E. Hagan, EVP, Chief Investment Officer
Shannon Kehle, EVP, Chief People Officer
Christie B. Kelly, EVP, Chief Financial Officer and Treasurer
Sumit Roy, President & Chief Executive Officer
Gregory J. Whyte, EVP, Chief Operating Officer

Credit Ratings

	Senior Unsecured	Outlook	Commercial Paper
Moody's	A3	Stable	P-2
Standard & Poor's	A-	Stable	A-2

Dividend Information as of July 2023

- Current annualized dividend of $3.066 per share
- Compound average annual dividend growth rate of approximately 4.4%
- 637 consecutive monthly dividends declared
- 103 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, CA 92130
Phone: +1 (858) 284-5000
Website: www.realtyincome.com

Phoenix Office

2325 E. Camelback Rd, 9th Floor
Phoenix, AZ 85016
Phone: +1 (602) 778-6000

London Office

19 Wells Street
London, United Kingdom W1T 3PQ
Phone: +44 (20) 3931 6858

Amsterdam Office

Strawinskylaan 3051
Atrium Building 4th Floor
Amsterdam, Netherlands 1077 ZX

(1) Total portfolio annualized contractual rent is a supplemental operating measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

(2) Total portfolio annualized contractual rent includes 1.1% of rent from clients accounted for on a cash basis.

Q2 2023 Supplemental Operating & Financial Data 3

Consolidated Statements of Income (in thousands, except per share amounts) (unaudited)

REALTY INCOME
The Monthly Dividend Company®

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
REVENUE				
Rental (including reimbursable) [1]	$ 995,289	$ 800,800	$ 1,920,578	$ 1,600,365
Other	23,916	9,619	43,026	17,397
Total revenue	1,019,205	810,419	1,963,604	1,617,762
EXPENSES				
Depreciation and amortization	472,278	409,437	923,755	813,199
Interest	183,857	110,121	337,989	216,524
Property (including reimbursable)	94,703	52,180	164,100	104,522
General and administrative	36,829	34,139	70,996	66,838
Provisions for impairment	29,815	7,691	42,993	14,729
Merger and integration-related costs	341	2,729	1,648	9,248
Total expenses	817,823	616,297	1,541,481	1,225,060
Gain on sales of real estate	7,824	40,572	12,103	50,728
Foreign currency and derivative (loss) gain, net	(2,552)	7,480	7,770	6,890
Gain on extinguishment of debt	—	127	—	127
Equity in income and impairment of investment in unconsolidated entities	411	(6,627)	411	(5,673)
Other income, net	3,020	2,806	5,750	4,658
Income before income taxes	210,085	238,480	448,157	449,432
Income taxes	(12,932)	(14,658)	(24,882)	(25,639)
Net income	197,153	223,822	423,275	423,793
Net income attributable to noncontrolling interests	(1,738)	(615)	(2,844)	(1,217)
Net income available to common stockholders	$ 195,415	$ 223,207	$ 420,431	$ 422,576
Net income available to common stockholders per common share, basic and diluted	$ 0.29	$ 0.37	$ 0.63	$ 0.71

[1] Includes rental revenue (reimbursable) of $87.7 million and $41.0 million for the three months ended June 30, 2023 and 2022, respectively, and $147.3 million and $85.0 million for the six months ended June 30, 2023 and 2022, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from clients for recoverable real estate taxes and operating expenses. Additionally, it includes reserve reversals to rental revenue of $3.6 million and $5.4 million for the three and six months ended June 30, 2023, respectively, and $0.2 million and $11.4 million for the three and six months ended June 30, 2022, respectively. References to reserve reversals recorded as increases to rental revenue include amounts where the accounting for recognition of rental revenue and straight-line rental revenue has been moved from the cash to the accrual basis.

Q2 2023 Supplemental Operating & Financial Data 4

FFO and Normalized FFO [1] (in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and Normalized FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO and Normalized FFO per share computations.

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Net income available to common stockholders	$ 195,415	$ 223,207	$ 420,431	$ 422,576
Depreciation and amortization	472,278	409,437	923,755	813,199
Depreciation of furniture, fixtures and equipment	(297)	(489)	(839)	(967)
Provisions for impairment	29,815	7,691	42,993	14,729
Gain on sales of real estate	(7,824)	(40,572)	(12,103)	(50,728)
Proportionate share of adjustments for unconsolidated entities	(465)	9,860	(465)	12,095
FFO adjustments allocable to noncontrolling interests	(937)	(319)	(1,496)	(673)
FFO available to common stockholders	$ 687,985	$ 608,815	$ 1,372,276	$ 1,210,231
FFO allocable to dilutive noncontrolling interests	1,371	776	2,791	1,584
Diluted FFO	$ 689,356	$ 609,591	$ 1,375,067	$ 1,211,815
FFO available to common stockholders	$ 687,985	$ 608,815	$ 1,372,276	$ 1,210,231
Merger and integration-related costs	341	2,729	1,648	9,248
Normalized FFO available to common stockholders	$ 688,326	$ 611,544	$ 1,373,924	$ 1,219,479
Normalized FFO allocable to dilutive noncontrolling interests	1,371	776	2,791	1,584
Diluted Normalized FFO	$ 689,697	$ 612,320	$ 1,376,715	$ 1,221,063
FFO per common share				
Basic	$ 1.02	$ 1.01	$ 2.06	$ 2.02
Diluted	$ 1.02	$ 1.01	$ 2.05	$ 2.02
Normalized FFO per common share, basic and diluted	$ 1.02	$ 1.02	$ 2.06	$ 2.04
Distributions paid to common stockholders	$ 515,091	$ 445,829	$ 1,012,336	$ 884,109
FFO available to common stockholders in excess of distributions paid to common stockholders	$ 172,894	$ 162,986	$ 359,940	$ 326,122
Normalized FFO available to common stockholders in excess of distributions paid to common stockholders	$ 173,235	$ 165,715	$ 361,588	$ 335,370
Weighted average number of common shares used for FFO and normalized FFO				
Basic	674,109	601,672	667,357	597,778
Diluted	676,388	603,091	669,903	599,201

[1] FFO and Normalized FFO are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics.

Q2 2023 Supplemental Operating & Financial Data 5

AFFO (1) (in thousands, except per share amounts)

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to Normalized FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Net income available to common stockholders	$ 195,415	$ 223,207	$ 420,431	$ 422,576
Cumulative adjustments to calculate Normalized FFO [2]	492,911	388,337	953,493	796,903
Normalized FFO available to common stockholders	688,326	611,544	1,373,924	1,219,479
Gain on extinguishment of debt	—	(127)	—	(127)
Amortization of share-based compensation	7,623	6,641	13,923	11,643
Amortization of net debt premiums and deferred financing costs	(10,509)	(16,948)	(24,197)	(34,044)
Non-cash (gain) loss on interest rate swaps	(1,799)	724	(3,600)	1,446
Straight-line impact of cash settlement on interest rate swaps [3]	1,797	—	3,595	—
Leasing costs and commissions	(5,032)	(794)	(5,476)	(3,167)
Recurring capital expenditures	(85)	(173)	(138)	(186)
Straight-line rent and expenses, net	(33,963)	(27,554)	(70,448)	(55,376)
Amortization of above and below-market leases, net	19,670	16,402	37,028	30,044
Proportionate share of adjustments for unconsolidated entities	—	(2,090)	—	(4,154)
Other adjustments [4]	5,709	(3,897)	(2,145)	(1,732)
AFFO available to common stockholders	$ 671,737	$ 583,728	$ 1,322,466	$ 1,163,826
AFFO allocable to dilutive noncontrolling interests	1,382	787	2,813	1,607
Diluted AFFO	$ 673,119	$ 584,515	$ 1,325,279	$ 1,165,433
AFFO per common share				
Basic	$ 1.00	$ 0.97	$ 1.98	$ 1.95
Diluted	$ 1.00	$ 0.97	$ 1.98	$ 1.94
Distributions paid to common stockholders	$ 515,091	$ 445,829	$ 1,012,336	$ 884,109
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 156,646	$ 137,899	$ 310,130	$ 279,717
Weighted average number of common shares used for AFFO:				
Basic	674,109	601,672	667,357	597,778
Diluted	676,388	603,091	669,903	599,201

(1) AFFO is a non-GAAP financial measure. Please see the Glossary for our definition and an explanation of how we utilize this metric.

(2) See reconciling items for Normalized FFO presented on page 5 under "FFO and Normalized FFO."

(3) Represents the straight-line amortization of $72.0 million gain realized upon the termination of $500.0 million in notional interest rate swaps, over the term of the $750.0 million of 5.625% senior unsecured notes due October 2032.

(4) Includes foreign currency gain and loss as a result of intercompany debt and remeasurement transactions, mark-to-market adjustments on investments and derivatives that are non-cash in nature, straight-line payments from cross-currency swaps, obligations related to financing lease liabilities, and adjustments allocable to noncontrolling interests.

Q2 2023 Supplemental Operating & Financial Data 6

Q2 2023 Supplemental Operating & Financial Data 7 Consolidated Balance Sheets (in thousands, except per share amounts) (unaudited) June 30, 2023 December 31, 2022 ASSETS Real estate held for investment, at cost: Land $ 14,011,325 $ 12,948,835 Buildings and improvements 32,652,912 29,707,751 Total real estate held for investment, at cost 46,664,237 42,656,586 Less accumulated depreciation and amortization (5,485,766) (4,904,165) Real estate held for investment, net 41,178,471 37,752,421 Real estate and lease intangibles held for sale, net 17,324 29,535 Cash and cash equivalents 253,693 171,102 Accounts receivable, net 620,599 543,237 Lease intangible assets, net 5,238,400 5,168,366 Goodwill 3,731,478 3,731,478 Other assets, net 2,940,701 2,276,953 Total assets $ 53,980,666 $ 49,673,092 LIABILITIES AND EQUITY Distributions payable $ 182,855 $ 165,710 Accounts payable and accrued expenses 559,383 399,137 Lease intangible liabilities, net 1,439,968 1,379,436 Other liabilities 855,496 774,787 Line of credit payable and commercial paper 990,257 2,729,040 Term loan, net 1,324,285 249,755 Mortgages payable, net 841,690 853,925 Notes payable, net 16,475,589 14,278,013 Total liabilities 22,669,523 20,829,803 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 1,300,000 shares authorized, 708,773 and 660,300 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively 37,149,380 34,159,509 Distributions in excess of net income (6,102,226) (5,493,193) Accumulated other comprehensive income 96,057 46,833 Total stockholders’ equity 31,143,211 28,713,149 Noncontrolling interests 167,932 130,140 Total equity 31,311,143 28,843,289 Total liabilities and equity $ 53,980,666 $ 49,673,092

Debt Summary as of June 30, 2023 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates		Carrying Value (USD)		% of Debt	Interest Rate	Weighted Average Years Until Maturity
Credit Facility and Commercial Paper [1]							
Credit Facility [2]	June 2026	$	867,522		4.4 %	5.60 %	3.0 years
Commercial Paper [3]	July 2023		122,735		0.6 %	5.37 %	0.0 years
	Carrying value		990,257		5.0 %	5.57 % [4]	2.6 years
Unsecured Term Loans							
Term Loans [5]	January 2024 - January 2026		1,328,709		6.8 %	4.81 %	2.2 years
Deferred financing costs			(4,424)				
	Carrying value		1,324,285				
Senior Unsecured Notes and Bonds [6]							
33 series of senior unsecured notes and bonds	February 2024 - March 2047		16,383,189		83.9 %	3.55 % [4]	6.7 years
Unamortized net premiums, deferred financing costs, and basis adjustment on interest rate swaps designated as fair value hedge			92,400				
	Carrying value		16,475,589				
Mortgages Payable							
17 mortgages on 135 properties	September 2023 - August 2030		836,311	[7]	4.3 %	4.80 % [4]	0.9 years
Unamortized net premiums and deferred financing costs			5,379				
	Carrying value		841,690				
	Total Consolidated Debt Principal	**$**	**19,538,466**	[8]		**3.79 %** [4]	**5.9 years**
	Fixed Rate	**$**	**18,048,209**		**92 %**		
	Variable Rate	**$**	**1,490,257**		**8 %**		

[1] We have a $4.25 billion unsecured revolving credit facility (excluding an accordion feature subject to lender commitments which provided for an additional $1.0 billion in borrowings) bearing interest at different benchmark rates based on the currency of the borrowings, with a maturity date in June 2026. In addition, we have a U.S. dollar-denominated unsecured commercial paper program, under which we may issue unsecured commercial paper notes up to a maximum aggregate amount outstanding of $1.5 billion, and a Euro-denominated unsecured commercial paper program, which permits us to issue additional unsecured commercial notes up to a maximum aggregate amount of $1.5 billion (or foreign currency equivalent) in U.S. dollars or other foreign currencies. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under these programs.

[2] As of June 30, 2023, we had $867.5 million of outstanding borrowings under our revolving credit facility, comprised of £644.0 million of Sterling and €45.0 million Euro borrowings.

[3] As of June 30, 2023, we had $122.7 million in commercial paper borrowings, consisting entirely of USD borrowings, which matured in July 2023.

[4] The totals are calculated as the weighted average interest rate as of June 30, 2023 for each respective category.

[5] Under our $250.0 million unsecured term loan, and in connection with entering into our unsecured credit facility in April 2022, the previous LIBOR benchmark rate was replaced with daily SOFR, as the associated interest rate swap was also converted to SOFR, effectively fixing the interest rate at 3.83%. In January 2023, we entered into a term loan agreement, permitting us to incur multicurrency term loans, up to an aggregate of $1.5 billion in total borrowings. The 2023 term loans initially mature in January 2024 and include two twelve-month extensions that can be exercised at our option, with fully extended maturity dates presented in the table above. In conjunction with closing, we executed one-year variable-to-fixed interest rate swaps which fix our per annum interest rate at 5.0% over the initial term. Accordingly, the 2023 term loans have been presented as fixed rate debt as of June 30, 2023 in the table above.

[6] See page 9 for details by issuance for senior unsecured notes and bonds.

[7] Includes a Sterling-denominated mortgage payable of £30.5 million converted at the applicable exchange rate on June 30, 2023.

[8] Total consolidated debt excludes non-cash unamortized net premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

Q2 2023 Supplemental Operating & Financial Data 8

Senior Unsecured Notes and Bonds (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Dates	Principal Amount (Currency Denomination) [1]		Principal Balance (USD) as of June 30, 2023 [1]	% of Debt	Interest Rate
4.600% Notes due 2024	February 6, 2024	$	499,999	$ 499,999	2.6 %	4.60 %
3.875% Notes due 2024	July 15, 2024	$	350,000	350,000	1.8 %	3.88 %
3.875% Notes due 2025	April 15, 2025	$	500,000	500,000	2.6 %	3.88 %
4.625% Notes due 2025	November 1, 2025	$	549,997	549,997	2.8 %	4.63 %
5.050% Notes due 2026	January 13, 2026	$	500,000 [2]	500,000	2.6 %	5.05 %
0.750% Notes due 2026	March 15, 2026	$	325,000	325,000	1.7 %	0.75 %
4.875% Notes due 2026	June 1, 2026	$	599,997	599,997	3.1 %	4.88 %
4.125% Notes due 2026	October 15, 2026	$	650,000	650,000	3.2 %	4.13 %
1.875% Notes due 2027	January 14, 2027	£	250,000	317,700	1.6 %	1.88 %
3.000% Notes due 2027	January 15, 2027	$	600,000	600,000	3.1 %	3.00 %
1.125% Notes due 2027	July 13, 2027	£	400,000	508,320	2.6 %	1.13 %
3.950% Notes due 2027	August 15, 2027	$	599,873	599,873	3.1 %	3.95 %
3.650% Notes due 2028	January 15, 2028	$	550,000	550,000	2.8 %	3.65 %
3.400% Notes due 2028	January 15, 2028	$	599,816	599,816	3.1 %	3.40 %
2.200% Notes due 2028	June 15, 2028	$	499,959	499,959	2.6 %	2.20 %
4.700% Notes due 2028	December 15, 2028	$	400,000	400,000	2.0 %	4.70 %
3.250% Notes due 2029	June 15, 2029	$	500,000	500,000	2.6 %	3.25 %
3.100% Notes due 2029	December 15, 2029	$	599,291	599,291	3.1 %	3.10 %
4.850% Notes due 2030	March 15, 2030	$	600,000	600,000	3.1 %	4.85 %
3.160% Notes due 2030	June 30, 2030	£	140,000	177,912	0.9 %	3.16 %
1.625% Notes due 2030	December 15, 2030	£	400,000	508,320	2.6 %	1.63 %
3.250% Notes due 2031	January 15, 2031	$	950,000	950,000	4.9 %	3.25 %
3.180% Notes due 2032	June 30, 2032	£	345,000	438,426	2.2 %	3.18 %
5.625% Notes due 2032	October 13, 2032	$	750,000	750,000	3.8 %	5.63 %
2.850% Notes due 2032	December 15, 2032	$	699,655	699,655	3.6 %	2.85 %
1.800% Notes due 2033	March 15, 2033	$	400,000	400,000	2.0 %	1.80 %
1.750% Notes due 2033	July 13, 2033	£	350,000	444,780	2.3 %	1.75 %
4.900% Notes due 2033	July 15, 2033	$	600,000	600,000	3.1 %	4.90 %
2.730% Notes due 2034	May 20, 2034	£	315,000	400,302	2.0 %	2.73 %
5.875% Bonds due 2035	March 15, 2035	$	250,000	250,000	1.3 %	5.88 %
3.390% Notes due 2037	June 30, 2037	£	115,000	146,142	0.7 %	3.39 %
2.500% Notes due 2042	January 14, 2042	£	250,000	317,700	1.6 %	2.50 %
4.650% Notes due 2047	March 15, 2047	$	550,000	550,000	2.8 %	4.65 %
			Principal amount	$ 16,383,189	83.9 %	3.55 %

[1] Excludes our July 2023 issuances of €550 million senior unsecured notes due July 6, 2030 and €550 million senior unsecured notes due July 6, 2034.

[2] In January 2023, we issued $500 million of 5.05% senior unsecured notes due January 13, 2026, which are callable at par on January 13, 2024. In conjunction with the pricing of these senior unsecured notes due January 2026, we executed three-year, fixed-to-variable interest rate swaps totaling $500 million, which are subject to the counterparties' right to terminate the swaps at any time following the 2026 notes par call date.

Q2 2023 Supplemental Operating & Financial Data 9

Debt Maturities as of June 30, 2023 (dollars in millions)

REALTY INCOME
The Monthly Dividend Company®

Principal Due		Credit Facility and Commercial Paper (1)		Term Loans (2)		Mortgages Payable		Senior Unsecured Notes and Bonds (3)		Total	Weighted Average Expiring Interest Rate (4)
2023	$	122.7	$	—	$	14.1	$	—	$	136.8	4.65 %
2024		—		250.0		740.5		850.0		1,840.5	4.48 %
2025		—		—		43.9		1,050.0		1,093.9	4.23 %
2026		867.5		1,078.7		12.0		2,075.0		4,033.2	4.25 %
2027		—		—		22.3		2,025.9		2,048.2	2.66 %
Thereafter		—		—		3.5		10,382.3		10,385.8	3.50 %
Totals	$	990.2	$	1,328.7	$	836.3	$	16,383.2	$	19,538.4	

(1) Commercial paper borrowings matured in July 2023, while borrowings under the credit facility at June 30, 2023 are assumed to be repaid at the expiration in June 2026. As of June 30, 2023, we had $867.5 million of outstanding borrowings under our revolving credit facility, comprised of Sterling and Euro borrowings, and $122.7 million of outstanding borrowings under our commercial paper programs, consisting entirely of USD borrowings.

(2) The maturity date for our 2023 multi-currency term loan assumes the two-twelve month extensions available at the company's option are fully exercised.

(3) Excludes our July 2023 issuance of €550 million senior unsecured notes due July 2030 and €550 million senior unsecured notes due July 2034.

(4) The weighted average interest rates for 2023 exclude commercial paper and for 2026 exclude the credit facility.

Q2 2023 Supplemental Operating & Financial Data

10

Q2 2023 Supplemental Operating & Financial Data 11 Capitalization & Financial Ratios (dollars in thousands, except as otherwise noted) Cash on Hand $ 253,693 Availability under Credit Facility 3,382,478 Less: Commercial Paper Borrowings (122,735) $ 3,513,436 (5) As applicable, liquidity calculation excludes borrowings under the $1.5 billion U.S Dollar-denominated commercial paper program and $1.5 billion Euro-denominated commercial paper program as of June 30, 2023. We use our unsecured revolving credit facility as a liquidity backstop for the repayment of the notes issued under these programs. Principal Debt Balance Credit Facility and Commercial Paper $ 990,257 Unsecured Term Loans 1,328,709 Senior Unsecured Notes and Bonds (1) 16,383,189 Mortgages Payable 836,311 Total Debt $ 19,538,466 Equity (in thousands, except per share data) Shares/Units Stock Price Market Value Common Stock (NYSE: "O") (2) 708,773 $ 59.79 $ 42,377,538 Common Units (3) 1,795 $ 59.79 $ 107,323 $ 42,484,861 Total Market Capitalization (4) $ 62,023,327 Debt/Total Market Capitalization (4) 31.5% (1) Excludes our July 2023 issuances of €550 million senior unsecured notes due July 2030 and €550 million senior unsecured notes due July 2034. (2) As of August 3, 2023, ATM forward agreements for a total of 11.0 million shares remain unsettled with total expected net proceeds of approximately $651.4 million of which 6.1 million shares were executed in July 2023 (assuming full physical settlement of all outstanding shares of common stock, subject to such forward sale agreements and certain assumptions made with respect to settlement dates). (3) Consists of common units issued by Realty Income Limited Partnership and held by third parties. (4) Our enterprise value was $61.8 billion (total market capitalization less cash and cash equivalents as of June 30, 2023). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data YTD 2023 YTD 2022 Year-over-Year Growth Rate Common Dividend Paid per Share $ 1.5165 $ 1.4805 2.4 % AFFO per Share (diluted) $ 1.98 $ 1.94 2.1 % AFFO Payout Ratio 76.6% 76.3 % Liquidity as of June 30, 2023 (1) (2) (5) Capitalization as of June 30, 2023 Capital Structure as of June 30, 2023 Common Stock 68.5% Debt 31.5%

Q2 2023 Supplemental Operating & Financial Data 12 Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre and Pro Forma Adjusted EBITDAre (1) Three months ended June 30, 2023 Net income $ 197,153 Interest 183,857 Income taxes 12,932 Depreciation and amortization 472,278 Provisions for impairment 29,815 Merger and integration-related costs 341 Gain on sales of real estate (7,824) Foreign currency and derivative losses, net 2,552 Proportionate share of adjustments from unconsolidated entities (411) Quarterly Adjusted EBITDAre $ 890,693 Annualized Adjusted EBITDAre $ 3,562,772 Annualized Pro Forma Adjustments (2) $ 87,712 Annualized Pro Forma Adjusted EBITDAre $ 3,650,484 Total debt per the consolidated balance sheet, excluding deferred financing costs and net premiums and discounts $ 19,538,466 Less: Cash and cash equivalents (253,693) Net Debt $ 19,284,773 Net Debt/Annualized Adjusted EBITDAre 5.4x Net Debt/Annualized Pro Forma Adjusted EBITDAre 5.3x (1) Adjusted EBITDAre, Annualized Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized Pro Forma Adjusted EBITDAre, Net Debt/Annualized Adjusted EBITDAre and Net Debt/Annualized Pro Forma Adjusted EBITDAre are non-GAAP financial measures. Please see the Glossary for our definitions of these terms and an explanation of how we utilize these metrics. (2) The Annualized Pro Forma Adjustments, which include transaction accounting adjustments in accordance with U.S. GAAP, consist of adjustments to incorporate Adjusted EBITDAre from properties we acquired or stabilized during the applicable quarter and remove Adjusted EBITDAre from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable period. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized Pro Forma Adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes. The Annualized Pro Forma Adjustments consist of $87.5 million from properties we acquired or stabilized during the quarter and additional $0.2 million from properties we disposed of during the quarter. Debt Service & Fixed Charge Coverage 5.5 5.5 5.2 4.6 4.6 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0

Q2 2023 Supplemental Operating & Financial Data 13 Debt Covenants The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted assets 39.5% Limitation on incurrence of secured debt ≤ 40% of adjusted assets 1.8% Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 4.6x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 259.8% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on July 1, 2022, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of July 1, 2022, nor does it purport to reflect our debt service coverage ratio for any future period. As of June 30, 2023

Investment Summary

REALTY INCOME
The Monthly Dividend Company®

		Number of Properties	Investment ($ in millions)	Cash Rents ($ in millions)	Leasable Square Feet (in thousands)	Initial Weighted Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Q1 2023	Acquisitions - U.S.	197	$ 1,048.9	$ 73.9	5,926	7.0 %	10.0
	Acquisitions - Europe	20	389.7	29.0	2,437	7.6 %	12.6
	Total acquisitions	217	1,438.6	102.9	8,363	7.2 %	10.7
	Properties under development [2][3]	122	235.6	14.0	2,319	6.0 %	14.8
	Total real estate investments	339	$ 1,674.2	$ 116.9	10,682	7.0 %	11.2
	Approximately 42.0% of the annualized contractual rent generated by these investments is from our Investment Grade Clients [4]						
Q2 2023	Acquisitions - U.S.	550	$ 2,360.0	$ 161.3	6,557	6.8 %	18.6
	Acquisitions - Europe	11	399.0	28.0	1,744	7.2 %	5.9
	Total acquisitions	561	2,759.0	189.3	8,301	6.9 %	16.7
	Properties under development [2][3]	149	334.3	23.1	4,809	6.9 %	17.6
	Total real estate investments	710	$ 3,093.3	$ 212.4	13,110	6.9 %	16.8
	Approximately 17.7% of the annualized contractual rent generated by these investments is from our Investment Grade Clients [4]						
YTD 2023	Acquisitions - U.S.	747	$ 3,408.9	$ 235.2	12,483	6.9 %	15.9
	Acquisitions - Europe	31	788.7	57.0	4,181	7.4 %	9.3
	Total acquisitions	778	4,197.6	292.2	16,664	7.0 %	14.6
	Properties under development [2][3]	219	569.9	37.1	5,635	6.5 %	16.5
	Total real estate investments	997	$ 4,767.5	$ 329.3	22,299	6.9 %	14.8
	Approximately 26.4% of the annualized contractual rent generated by these investments is from our Investment Grade Clients [4]						

[1] Initial weighted average cash lease yield is a supplemental operating measure. Please see the Glossary for our definition of this metric. Contractual net operating income used in the calculation of initial weighted average cash lease yield for the three and six months ended June 30, 2023 includes approximately $0.8 million and $1.5 million, respectively, received as settlement credits as reimbursement of free rent periods.

[2] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[3] The three and six months ended June 30, 2023 includes £4.9 million and £8.7 million, respectively, relating to three U.K. development properties and €10.2 million of investment in one Spain development property, converted at the applicable exchange rates on the funding dates.

[4] Please see the Glossary for our definition of Investment Grade Clients.

Q2 2023 Supplemental Operating & Financial Data 14

Q2 2023 Supplemental Operating & Financial Data 15 Disposition Summary (dollars in thousands) Number of Properties Net Book Value Net Sales Proceeds Net Cash Capitalization Rate (1) Q1 2023 Occupied — $ — $ — — % Vacant 26 24,316 28,595 — Total real estate dispositions 26 $ 24,316 $ 28,595 The unlevered internal rate of return on properties sold during the first quarter was 5.7% (2) Q2 2023 Occupied 1 $ 4,790 $ 6,624 2.9 % Vacant 28 19,251 25,241 — Total real estate dispositions 29 $ 24,041 $ 31,865 The unlevered internal rate of return on properties sold during the second quarter was 5.5% (2) YTD 2023 Occupied 1 $ 4,790 $ 6,624 2.9 % Vacant 54 43,567 53,836 — Total real estate dispositions (3) 55 $ 48,357 $ 60,460 The unlevered internal rate of return on properties sold during the first six months was 5.6% (2) (1) Net cash capitalization rate is a supplemental operating measure. Please see the Glossary for our definition of this metric. (2) Excludes properties disposed from the legacy VEREIT portfolio.

REALTY INCOME
The Monthly Dividend Company®

Development Pipeline (dollars in thousands)

As of June 30, 2023

Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment		Percent Funded	Percent Leased [1]
New development [2]	215	$	306,359	$	573,780	$	880,139	[3]	35 %	100 %
Development of existing properties	10		8,278		10,992		19,270		43 %	96 %
	225	$	314,637	$	584,772	$	899,409		35 %	

Non-Retail

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment		Percent Funded	Percent Leased [1]
New development [2]	14	$	108,084	$	180,149	$	288,232	[4]	37 %	41 %
Development of existing properties	—		—		—		—		— %	— %
	14	$	108,084	$	180,149	$	288,232		37 %	

Total

	Number of Properties		Investment to Date		Estimated Remaining Investment		Total Commitment		Percent Funded	Percent Leased [1]
New development [2]	229	$	414,443	$	753,929	$	1,168,371	[3]	35 %	58 %
Development of existing properties	10		8,278		10,992		19,270		43 %	96 %
	239	$	422,721	$	764,921	$	1,187,641		36 %	

[1] Represents percentage of square footage tied to executed leases. Estimated rental revenue commencement dates on properties under development are between July 2023 and July 2024.

[2] Includes build-to-suit developments and forward take-out commitments on development properties with leases in place.

[3] Includes two U.K. build-to-suit developments totaling £30.3 million.

[4] Includes one Spain unleased development totaling €86.6 million.

Q2 2023 Supplemental Operating & Financial Data

16

Client Diversification

REALTY INCOME
The Monthly Dividend Company®

Our Top 20 Clients

Our 20 largest clients based on percentage of total portfolio annualized contractual rent, which does not give effect to deferred rent, at June 30, 2023, include the following:

Ranking	Client	Number of Leases	Percentage of Total Portfolio Annualized Contractual Rent [1]	Investment Grade Ratings (S&P/Moody's/Fitch)
1	Dollar General	1,579	3.8%	BBB/Baa2/-
2	Walgreens	362	3.8	BBB/-/-
3	Dollar Tree / Family Dollar	1,162	3.3	BBB/Baa2/-
4	7-Eleven	634	3.2	A/Baa2/-
5	EG Group Limited	414	2.7	—
6	Wynn Resorts	1	2.7	—
7	FedEx	79	2.3	BBB/Baa2/-
8	B&Q (Kingfisher)	45	1.9	BBB/Baa2/BBB
9	Sainsbury's	35	1.9	—
10	LA Fitness	73	1.8	—
11	BJ's Wholesale Clubs	33	1.6	—
12	Lifetime Fitness	22	1.5	—
13	CVS Pharmacy	192	1.5	BBB/Baa2/-
14	Wal-Mart / Sam's Club	67	1.5	AA/Aa2/AA
15	Tractor Supply	184	1.4	BBB/Baa1/-
16	Tesco	20	1.3	BBB-/Baa3/BBB-
17	AMC Theaters	35	1.3	—
18	Red Lobster	200	1.2	—
19	Regal Cinemas (Cineworld)	35	1.1	—
20	Lowe's	40	1.1	BBB+/Baa1/-
	Total	5,212	40.8%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.9x [2]
Median EBITDAR/Rent Ratio on Retail Properties	2.8x [2]

[1] Amounts for each client are calculated independently; therefore, the individual percentages may not sum to the total.
[2] Based on an analysis of the most recently provided information from all retail clients that provide such information. We do not independently verify the information we receive from our retail clients.

Our Investment Grade Clients [3]

Number of Leases	6,151
Percentage of Total Portfolio Annualized Contractual Rent	39.7%



32.2%
50.3%
10.0%
7.5%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[3] Please see the Glossary for our definition of Investment Grade Clients.

Q2 2023 Supplemental Operating & Financial Data
17

Q2 2023 Supplemental Operating & Financial Data 18 (1)Top 10 Industries Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, 2023 2022 2021 2020 2019 Convenience Stores 11.1% 8.6 9.1 11.9 12.3 Grocery 9.9 10.0 10.2 9.8 7.9 Dollar Stores 7.1 7.4 7.5 7.6 7.9 Home Improvement 5.9 5.6 5.1 4.3 2.9 Drug Stores 5.8 5.7 6.6 8.2 8.8 Restaurants-Quick Service 5.5 6.0 6.6 5.3 5.8 Restaurants-Casual Dining 4.8 5.1 5.9 2.8 3.2 Health and Fitness 4.2 4.4 4.7 6.7 7.0 Automotive Service 4.0 4.0 3.2 2.7 2.6 General Merchandise 3.7 3.7 3.7 3.4 2.5 (1) The presentation of Top 10 Industries combines total portfolio contractual rent from the U.S. and Europe. Europe consists of properties in the U.K., starting in May 2019, in Spain, starting in September 2021, in Italy, starting in October 2022, and in Ireland, starting in June 2023. Certain of the Top 10 Industries include both U.S. and Europe percentages for which the Europe percentages are included in the 'Europe-other' classification in the Industry Diversification table beginning on page 19.

Q2 2023 Supplemental Operating & Financial Data 19 Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, 2023 2022 2021 2020 2019 United States Aerospace 0.3% 0.4% 0.4% 0.6% 0.8% Apparel stores 1.5 1.4 1.5 1.3 1.1 Automotive collision services 1.1 0.9 1.0 1.1 1.0 Automotive parts 1.2 1.3 1.5 1.6 1.6 Automotive service 4.0 4.0 3.2 2.7 2.6 Automotive tire services 1.5 1.5 1.8 2.0 2.1 Beverages 0.9 1.0 1.3 2.1 2.0 Child care 1.3 1.4 1.5 2.1 2.1 Consumer electronics 0.5 0.6 0.6 0.3 0.3 Consumer goods 0.5 0.6 0.7 0.6 0.6 Convenience stores 11.1 8.6 9.1 11.9 12.3 Crafts and novelties 0.9 0.9 1.0 0.9 0.6 Diversified industrial 0.8 0.8 1.0 0.8 0.7 Dollar stores 7.1 7.4 7.5 7.6 7.9 Drug stores 5.6 5.6 6.6 8.2 8.8 Education 0.2 0.2 0.1 0.2 0.2 Energy 0.3 0.3 0.4 — — Entertainment 0.9 0.8 0.8 0.3 0.3 Equipment services 0.3 0.3 0.3 0.3 0.4 Financial services 1.5 1.8 2.0 1.8 2.0 Food processing 0.4 0.4 0.7 0.7 0.7 Gaming 2.7 2.9 — — — General merchandise 3.1 3.2 3.5 3.4 2.5 Grocery stores 4.5 4.7 4.9 4.9 5.2 Health and fitness 4.1 4.4 4.7 6.7 7.0 Health care 3.0 3.0 1.9 1.5 1.6 Home furnishings 2.0 2.1 2.2 0.7 0.8 Home improvement 3.4 3.5 3.1 3.1 2.9 Industry Diversification

Q2 2023 Supplemental Operating & Financial Data 20 Percentage of Total Portfolio Annualized Contractual Rent As of Jun 30, Dec 31, Dec 31, Dec 31, Dec 31, 2023 2022 2021 2020 2019 Motor vehicle dealerships 1.5 1.4 1.3 1.6 1.6 Other manufacturing 0.5 0.5 0.5 0.4 0.6 Packaging 0.6 0.5 0.6 0.9 0.8 Pet supplies and services 1.0 1.0 0.9 0.7 0.7 Restaurants - casual dining 4.8 5.1 5.9 2.8 3.2 Restaurants - quick service 5.3 5.8 6.5 5.3 5.8 Sporting goods 1.2 1.3 1.5 0.7 0.8 Theaters 2.5 2.9 3.4 5.6 6.1 Transportation services 2.6 2.9 3.4 3.9 4.3 Wholesale clubs 2.1 2.3 2.5 2.4 2.5 Other 1.3 1.4 1.7 2.1 2.8 Total United States 88.1% 89.1% 91.5% 93.8% 97.3% Europe (1) General merchandise 0.6% 0.5% 0.2% —% —% Grocery stores 5.4 5.3 5.3 4.9 2.7 Home improvement 2.5 2.1 2.0 1.2 — Sporting goods 0.4 0.4 * — — Wholesale clubs 0.4 0.4 — — — Other 2.6 2.2 1.0 0.1 * Total Europe 11.9% 10.9% 8.5% 6.2% 2.7% Totals 100.0% 100.0% 100.0% 100.0% 100.0% * Less than 0.1% (1) Europe consists of properties in the U.K., starting in May 2019, in Spain, starting in September 2021, in Italy, starting in October 2022, and in Ireland, starting in June 2023. Industry Diversification (Cont'd)

Q2 2023 Supplemental Operating & Financial Data 21 Geographic Diversification Balanced presence in 50 states, Puerto Rico, the United Kingdom, Spain, Italy and Ireland Top Ten Regions Based on Total Portfolio Annualized Contractual Rent United Kingdom 10.5% Texas 10.1% California 5.6% Florida 5.3% Illinois 5.1% Massachusetts 4.8% Ohio 4.1% Georgia 3.4% New York 3.1% North Carolina 2.9% 1.8% 0.1% 1.9% 1.0% 5.6% 1.1% 0.7% 0.1% 5.3% 3.4% 0.2% 0.1% 5.1% 2.6% 0.9% 1.0% 1.6% 2.0% 0.6% 1.2% 4.8% 2.6% 1.8% 1.2% 1.9% 0.1% 0.3% 0.9% 0.5% 1.5% 0.5% 3.1% 2.9% 0.2% 4.1% 1.6% 0.4% 2.4% 0.2% 1.8% 0.2% 2.4% 10.1% 0.5% 0.1% 2.3% 0.9% 0.3% 2.0% 0.1% 0.1% 10.5% 0.9% 0.4% Puerto Rico Spain United Kingdom Italy As of June 30, 2023 Ireland 0.1%

Q2 2023 Supplemental Operating & Financial Data 22 Property Type Composition (dollars in thousands) Property Type Number of Properties Approximate Leasable Square Feet (1) Total Portfolio Annualized Contractual Rent as of June 30, 2023 Percentage of Total Portfolio Annualized Contractual Rent as of June 30, 2023 Percentage of Annualized Contractual Rent from Our Investment Grade Clients (2) Retail 12,722 166,983,000 $ 3,097,985 82.5% 39.0 % Industrial 358 82,978,500 492,865 13.1 56.8 Gaming 1 3,096,700 100,000 2.7 — Other (3) 37 2,411,200 64,592 1.7 5.5 Totals 13,118 255,469,400 $ 3,755,442 100.0% 39.7% (1) Includes leasable building square footage. Excludes 2,962 acres of leased land categorized as agriculture at June 30, 2023. (2) Please see the Glossary for our definition of Investment Grade Clients. (3) "Other" includes 27 properties classified as agriculture, consisting of approximately 272,400 leasable square feet and $37.4 million in annualized contractual rent and 10 properties classified as office, consisting of approximately 2.1 million leasable square feet and $27.2 million in annualized contractual rent. Retail 82.5% Industrial 13.1% Gaming 2.7% Other 1.7% (3)

Q2 2023 Supplemental Operating & Financial Data 23 Q2 2023 Same Store Rental Revenue Number of properties 10,685 Square footage 190,150,496 Q2 2023 $ 718,768 Q2 2022 $ 704,886 Change (in dollars) $ 13,882 Change (percent) 2.0 % YTD 2023 Same Store Rental Revenue Number of properties 10,685 Square footage 190,150,496 YTD 2023 $ 1,435,311 YTD 2022 $ 1,420,152 Change (in dollars) $ 15,159 Change (percent) 1.1 % Same Store Rental Revenue (1) (dollars in thousands) Top 3 Industries Contributing to the Change (2) Three months ended June 30, Industry 2023 2022 $ Change % Change Health and Fitness $ 36,896 $ 33,347 $ 3,549 10.6 % Theaters 25,648 22,677 2,971 13.1 % Grocery 72,876 71,680 1,196 1.7 % Top 3 Industries Contributing to the Change (2) Six months ended June 30, Industry 2023 2022 $ Change % Change Health and Fitness $ 70,821 $ 66,669 $ 4,152 6.2 % Restaurants-Quick Service 95,184 98,733 (3,549) (3.6) % Grocery 145,604 143,249 2,355 1.6 % For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2023 of 1.27 GBP/ USD and 1.09 EUR/USD. None of the properties in Italy and Ireland met our same store pool definition for the periods presented. (1) Please see the Glossary to see definitions of our Same Store Pool and Same Store Rental Revenue. (2) Top 3 industry contributors are based on absolute value of net change period over period.

Same Store Rental Revenue [1]

(Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Same Store Rental Revenue by Property Type

Property Type	Three months ended June 30, 2023	Three months ended June 30, 2022	$ Change	% Change	Six months ended June 30, 2023	Six months ended June 30, 2022	$ Change	% Change
Retail	$ 608,913	$ 597,409	$ 11,504	1.9 %	$ 1,215,950	$ 1,204,677	$ 11,273	0.9 %
Industrial	99,728	97,453	2,275	2.3 %	199,113	195,408	3,705	1.9 %
Other [2]	10,127	10,024	103	1.0 %	20,248	20,067	181	0.9 %
Total	$ 718,768	$ 704,886	$ 13,882	2.0 %	$ 1,435,311	$ 1,420,152	$ 15,159	1.1 %

Reconciliation of Same Store Rental Revenue to Rental Revenue (including reimbursable)

	Three months ended June 30, 2023	Three months ended June 30, 2022	Six months ended June 30, 2023	Six months ended June 30, 2022
Same store rental revenue	$ 718,768	$ 704,886	$ 1,435,311	$ 1,420,152
Constant currency adjustment [3]	(1,411)	(1,002)	(5,534)	2,278
Straight-line rent and other non-cash adjustments	(7,912)	3,933	(6,078)	12,188
Contractually obligated reimbursements by our clients	87,804	41,044	147,595	84,930
Revenue from excluded properties [1]	197,273	47,845	345,276	74,601
Other excluded revenue [4]	767	4,094	4,008	6,216
Rental revenue (including reimbursable)	$ 995,289	$ 800,800	$ 1,920,578	$ 1,600,365

(1) Please see the Glossary to see our definitions of the Same Store Pool and Same Store Rental Revenue.

(2) "Other" includes properties classified as agriculture and office.

(3) For purposes of comparability, same store rental revenue is presented on a constant currency basis using the applicable exchange rate as of June 30, 2023 of 1.27 GBP/USD and 1.09 EUR/USD. None of the properties in Italy and Ireland met our same store pool definition for the periods presented.

(4) "Other excluded revenue" primarily consists of reimbursements for tenant improvements and rental revenue that is not contractual base rent such as lease termination settlements.

Q2 2023 Supplemental Operating & Financial Data

24

Occupancy as of June 30, 2023 (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied properties	12,981
Total properties	13,118
Occupancy [(1)]	99.0 %

By Square Footage

Occupied square footage	252,586,155
Total square footage	255,469,446
Occupancy	98.9 %

By Rental Revenue (Economic Occupancy)

Quarterly cash rental revenue [(2)]	$	908,717
Quarterly cash vacant rental revenue [(3)]	$	8,802
Occupancy		99.0 %

Change in Occupancy

Vacant properties at 3/31/2023		131
Lease expirations [(4)]	+	216
Leasing activity [(5)]	-	182
Vacant dispositions [(6)]	-	28
Vacant properties at 6/30/2023		137

(1) Excludes properties with ancillary leases only, such as cell towers and billboards.

(2) Does not include reserves and reserve reversals recorded as adjustments to rental revenue.

(3) Based on contractual monthly rental revenue received immediately preceding the date of vacancy.

(4) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the periods indicated above.

(5) Excludes 19 minority unit leases with no property-level vacancy impact. Please see page 26 for additional detail on re-leasing activity.

(6) Includes 23 properties vacant at the beginning of the quarter.

Occupancy by Number of Properties



99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.5%
98.8%
98.5%
98.6%
98.9%
98.9%
99.0%
99.0%
99.0%
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Q2 2023 Supplemental Operating & Financial Data 25

Q2 2023 Supplemental Operating & Financial Data 26 Leasing Activity (dollars in thousands) Q2 2023 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 46,075 $ 326 $ 3,625 $ 50,026 New cash rents* $ 48,651 $ 327 $ 2,745 $ 51,723 Recapture rate 105.6% 100.3% 75.7% 103.4 % Number of leases 188 2 11 201 Average months vacant — — 12.9 0.7 Lease incentives (1) $ — $ — $ — $ — *Percentage of Total Portfolio Annualized Contractual Rent: 1.4% (1) Lease incentives are defined as capital outlays made on behalf of a client that are specific to the client's use and benefit, and are not capitalized as improvements to the property. YTD 2023 Re-leased to New Client Re-leased to Without After a Period Re-leasing Same Client Vacancy of Vacancy Totals Prior cash rents $ 79,870 $ 882 $ 4,793 $ 85,545 New cash rents* $ 83,176 $ 973 $ 3,696 $ 87,845 Recapture rate 104.1% 110.3% 77.1% 102.7 % Number of leases 356 4 17 377 Average months vacant — — 13.4 0.6 Lease incentives (1) $ 120 $ — $ 86 $ 206 *Percentage of Total Portfolio Annualized Contractual Rent: 2.3 % Allocation Based on Number of Leases 94% 6% Same Client New Client Allocation Based on Number of Leases 94% 6% Same Client New Client

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.6 years.

Total Portfolio [1][2]

Year	Expiring Leases: Retail	Expiring Leases: Non-Retail	Approx. Leasable Sq. Feet	Total Portfolio Annualized Contractual Rent as of June 30, 2023	Percentage of Total Portfolio Annualized Contractual Rent
2023	290	4	2,399,900	$ 41,120	1.1 %
2024	640	30	11,722,100	135,249	3.6
2025	902	36	14,547,300	207,867	5.5
2026	842	33	16,660,200	197,022	5.2
2027	1,421	36	22,388,600	290,526	7.7
2028	1,470	54	27,542,000	331,018	8.8
2029	1,012	25	21,926,900	270,987	7.2
2030	585	20	15,789,100	187,762	5.0
2031	540	39	22,238,400	257,989	6.9
2032	969	33	17,739,300	255,151	6.8
2033	672	16	15,579,600	197,693	5.4
2034	578	7	10,565,900	221,600	5.9
2035	430	3	5,222,900	113,601	3.0
2036	424	8	7,737,200	140,243	3.7
2037	504	9	8,607,300	135,066	3.6
2038-2143	2,128	67	31,919,500	772,548	20.6
Totals	13,407	420	252,586,200	$ 3,755,442	100.0 %

[1] This table sets forth the timing of remaining lease term expirations in our portfolio (excluding rights to extend a lease at the option of the client) and their contributions to annualized contractual rent as of June 30, 2023. Leases on our multi-client properties are counted separately in the table above. This table excludes 196 vacant units.

[2] Of the 13,827 in-place leases in the portfolio, which excludes 196 vacant units, 11,636 or 84.2% were under leases that provide for increases in rents through: base rent increases tied to inflation (typically subject to ceilings), percentage rent based on a percentage of the clients' gross sales, fixed increases, or a combination of two or more of the aforementioned rent provisions.

Q2 2023 Supplemental Operating & Financial Data 27

Earnings Guidance

Summarized below are approximate estimates of the key components of our 2023 earnings guidance:

	Prior 2023 Guidance (1)	Revised 2023 Guidance
Net income per share	$1.22 to $1.32	$1.20 to $1.28
Real estate depreciation and impairments per share	$2.87	$2.90
Other adjustments per share (2)	$(0.03)	$(0.03)
Normalized FFO per share (3)	$4.05 to $4.15	$4.07 to $4.15
AFFO per share (3)	$3.94 to $4.03	$3.96 to $4.01
Same store rent growth	Over 1.25%	Over 1.25%
Occupancy	Over 98%	Over 98%
Cash G&A expenses (% of revenues) (4)(5)	2.9% - 3.4%	2.9% - 3.4%
Property expenses (non-reimbursable) (% of revenues) (4)	1.0% - 1.4%	1.0% - 1.3%
Income tax expenses	$55 to $65 million	$55 to $65 million
Acquisition volume	Over $6.0 billion	Over $7.0 billion

(1) As issued on May 3, 2023.

(2) Includes gain on sales of properties and merger and integration-related costs.

(3) Normalized FFO per share and AFFO per share exclude merger and integration-related costs associated with our merger with VEREIT. Per share amounts may not add due to rounding.

(4) Revenue excludes contractually obligated reimbursements by our clients. Cash G&A expenses excludes stock-based compensation expense.

(5) G&A expenses inclusive of stock-based compensation expense as a percentage of rental revenue, excluding reimbursements, is expected to be approximately 3.6% - 4.1% in 2023.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentation, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward- looking statements include discussions of our business and portfolio (including our growth strategies and our intention to acquire or dispose of additional domestic and international properties and the timing of these acquisitions and dispositions), re-lease, re-development and speculative development of properties and expenditures related thereto; future operations and results; the announcement of operating results, strategy, plans, settlement of shares of common stock sold pursuant to forward sale confirmations under our ATM program, dividends, guidance, and the intentions of management; and trends in our business, including trends in the market for long-term net leases of freestanding, single-client properties. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a REIT; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding; continued volatility and uncertainty in the credit markets and broader financial markets; other risks inherent in the real estate business including our clients' defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; impairments in the value of our real estate assets; changes in domestic and foreign income tax laws and rates; our clients' solvency; property ownership through joint ventures and partnerships which may limit control of the underlying investments; current or future epidemics or pandemics, measures taken to limit their spread, the impacts on us, our business, our clients (including those in the theater and fitness industries), and the economy generally; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; any effects of uncertainties regarding whether the anticipated benefits or results of our merger with VEREIT, Inc. will be achieved; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this presentation. Actual plans and operating results may differ materially from what is expressed or forecasted in this presentation. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Q2 2023 Supplemental Operating & Financial Data

28

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	Wes Golladay	wgolladay@rwbaird.com	(216) 737-7510
Bank of America Securities	Joshua Dennerlein	joshua.dennerlein@bofa.com	(646) 855-1681
BNP Paribas Exane	Nate Crossett	nate.crossett@exanebnpparibas.com	(646) 725-3716
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Citigroup	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
Credit Suisse	Tayo Okusanya	tayo.okusanya@credit-suisse.com	(212) 325-1402
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
Jefferies	Linda Tsai	ltsai@jefferies.com	(212) 778-8011
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
Mizuho	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
Morgan Stanley	Ronald Kamdem	ronald.kamdem@morganstanley.com	(212) 269-8319
Raymond James	RJ Milligan	rjmilligan@raymondjames.com	(727) 567-2585
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com	(512) 708-6311
Scotiabank	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
UBS	Michael Goldsmith	michael.goldsmith@ubs.com	(212) 713-2951
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com	(646) 582-9250

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q2 2023 Supplemental Operating & Financial Data 29

Q2 2023 Supplemental Operating & Financial Data 30 Glossary Adjusted EBITDAre. The National Association of Real Estate Investment Trusts (Nareit) established an EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) it believed would provide investors with a consistent measure to help make investment decisions among certain REITs. Our definition of “Adjusted EBITDAre” is generally consistent with the Nareit definition, other than our adjustment to remove foreign currency and derivative gain and loss, excluding the gain and loss from the settlement of foreign currency forwards not designated as hedges (which is consistent with our previous calculations of "Adjusted EBITDAre"). We define Adjusted EBITDAre, a non-GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) provisions for impairment, (v) merger and integration-related costs, (vi) gain on sales of real estate, (vii) foreign currency and derivative gain and loss, net, and (viii) our proportionate share of adjustments from unconsolidated entities. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by Nareit, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it provides a view of our operating performance, analyzes our ability to meet interest payment obligations before the effects of income tax, depreciation and amortization expense, provisions for impairment, gain on sales of real estate and other items, as defined above, that affect comparability, including the removal of non-recurring and non- cash items that industry observers believe are less relevant to evaluating the operating performance of a company. In addition, EBITDAre is widely followed by industry analysts, lenders, investors, rating agencies, and others as a means of evaluating the operational cash generating capacity of a company prior to servicing debt obligations. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents our current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Adjusted Funds From Operations (AFFO), a non-GAAP financial measure, is defined as FFO adjusted for unique revenue and expense items, which we believe are not as pertinent to the measurement of our ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). We believe AFFO provides useful information to investors because it is a widely accepted industry measure of the operating performance of real estate companies that is used by industry analysts and investors who look at and compare those companies. In particular, AFFO provides an additional measure to compare the operating performance of different REITs without having to account for differing depreciation assumptions and other unique revenue and expense items which are not pertinent to measuring a particular company’s ongoing operating performance. Therefore, we believe that AFFO is an appropriate supplemental performance metric, and that the most appropriate GAAP performance metric to which AFFO should be reconciled is net income available to common stockholders. Annualized Adjusted EBITDAre, a non-GAAP financial measure, is calculated by annualizing Adjusted EBITDAre. Annualized Pro Forma Adjusted EBITDAre, a non-GAAP financial measure, is defined as Adjusted EBITDAre, which includes transaction accounting adjustments in accordance with U.S. GAAP, consists of adjustments to incorporate Adjusted EBITDAre from properties we acquired or stabilized during the applicable quarter and removes Adjusted EBITDAre from properties we disposed of during the applicable quarter, giving pro forma effect to all transactions as if they occurred at the beginning of the applicable quarter. Our calculation includes all adjustments consistent with the requirements to present Adjusted EBITDAre on a pro forma basis in accordance with Article 11 of Regulation S-X. The annualized pro forma adjustments are consistent with the debt service coverage ratio calculated under financial covenants for our senior unsecured notes and bonds. See page 13 for further information regarding our debt covenants.

Q2 2023 Supplemental Operating & Financial Data 31 Glossary (Cont'd) Funds From Operations (FFO), a non-GAAP financial measure, consistent with the Nareit definition, is net income available to common stockholders, plus depreciation and amortization of real estate assets, plus provisions for impairments of depreciable real estate assets, and reduced by gain on property sales. Presentation of the information regarding FFO and AFFO (described on pages 5 and 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that adds back items such as depreciation and impairments for FFO. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure. In addition, FFO is used as a measure of our compliance with the financial covenants of our credit facility. Initial Weighted Average Cash Lease Yield (acquisitions) is computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by us). Investment Grade Clients are our clients with a credit rating, and our clients that are subsidiaries or affiliates of companies with a credit rating, as of the balance sheet date, of Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch). Net Cash Capitalization Rates (dispositions) are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by us). Net Debt/Annualized Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, less cash and cash equivalents), divided by Annualized Adjusted EBITDAre. Net Debt/Annualized Pro Forma Adjusted EBITDAre, a ratio used by management as a measure of leverage, is calculated as net debt (which we define as total debt per our consolidated balance sheet, excluding deferred financing costs and net premiums and discounts, less cash and cash equivalents), divided by Annualized Pro Forma Adjusted EBITDAre. Normalized Funds from Operations Available to Common Stockholders (Normalized FFO), a non-GAAP financial measure, is FFO excluding merger and integration-related costs associated with our merger with VEREIT. Same Store Pool, for purposes of determining the properties used to calculate our same store rental revenue, includes all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were: (i) vacant at any time, (ii) under development or redevelopment, or (iii) involved in eminent domain and rent was reduced. Same Store Rental Revenue excludes straight-line rent, the amortization of above-and below-market leases, and reimbursements from clients for recoverable real estate taxes and operating expenses. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue. Total Portfolio Annualized Contractual Rent is the monthly aggregate cash amount charged to clients, inclusive of monthly base rent receivables, as of the balance sheet date, multiplied by 12, excluding percentage rent. We believe total portfolio annualized contractual rent is a useful supplemental operating measure, as it excludes properties that were no longer owned at the balance sheet date and includes the annualized rent from properties acquired during the quarter. Total portfolio annualized contractual rent has not been reduced to reflect reserves recorded as reductions to GAAP rental revenue in the periods presented. Annualized contractual rent excludes unconsolidated entities.